WANNIGAN CAPITAL CORP,

1109 7TH COURT

FOX ISLAND, WASH 98333

TELEPHONE: (253) 549-4336

FACSIMILE: (253) 549-4FAX

FACSIMILE: (253) 549-4329

“…building companies for the future”

BUSINESS CONSULTING AGREEMENT

This AGREEMENT made this 1st day of August 2007 by and between:

ALDAR GROUP, INC

whose principal place of business is

600 – 625 Howe St.,

Vancouver, B.C. V6c 2T6

(hereinafter the “Company”) and;

WANNIGAN CAPITAL CORP.,

located at:

1174 Manitou Dr NW

FOX ISLAND, WASH 98333

TELEPHONE: (253) 549-4336

FACSIMILE: (253) 549-4FAX

FACSIMILE: (253) 549-4329

.

(hereinafter the “Consultant”).

WITNESSETH

In consideration of the mutual promises hereinafter made by each to the other, Consultant and Company agree as follows:

WHEREAS, the Company wishes to retain the Consultant to act as a consultant in the areas of Corporate growth and Acquisition,, accounting, business affairs, business operations, and financial and public company structuring;

AND WHEREAS, The Consultant has substantial experience in the areas of Corporate growth and Acquisition, accounting, business operations and supervision of the business affairs of both private and publicly traded companies and wishes to assume such responsibilities for the Company.

WITNESSETH

NOW, THEREFORE, the parties agree as follows:

1.

TERM:  This Agreement shall be for a term of five months commencing the 1st day of August 2007

2.

NATURE OF SERVICES:  During the term of this Agreement Consultant shall provide, inter alia, perform the following services in a timely and professional manner:

(a)

Attend meetings of the Company’s Board of directors or Executive Committee(s) when so requested in writing by the Company;

(b)

Attend meetings for and at the request of the Company and review, analyze and report on proposed  business opportunities;

(c)

Consult with the Company concerning strategic corporate planning and investment policies, including any revision of the Company’s business plan when requested by the company;

(d)

Assist in negotiating potential acquisitions and mergers;

(e)

Assist in the implementation  of short term and long term strategic planning as required by the Company;

(f)

Implementation of short range and long term strategic planning to fully develop and enhance the Company’s assets, resources, products and services;

(g)

Advise the Company of means to restructure its debt and financial obligations if necessary;

(h)

Negotiate with lenders regarding the issuance or restructuring of such debt obligations;

(i)

Assist the Company in the monitoring of services provided by the Company’s advertising firm, public relations firm (if other than the Consultant) and other professionals to be employed by the Company;

(j)

Maintain the books and records of the Company in accordance with the instructions of the Company’s Auditors and in accordance U.S. GAP if so requested by the Company;

(k)

Prepare and submit monthly reports on the financial condition of the Company to Management and the Board of Directors when requested;

(l)

Prepare all necessary regulatory and statutory filings required of the Company; and

(m)

Act as liaison between the Company and its Auditor.

3.

Transaction specific services.  The services contracted under this agreement shall specifically include the following:

a)

arrange for the acquisition of Company by a publicly trading fully reporting corporation if the Company so desires.

b)

Structuring in accordance with SEC and NASD criteria of such transaction.

c)

If and when deemed appropriate, structuring and arranging for the parent corporation to do a dividend spin-off through a dividend of shares to the  current shareholders of the parent in accordance with SEC and NASD criteria.

d)

Utilize its best efforts under the rules and regulations in place at such time of spin off to preserve the trading properties of such dividended shares such that the new Company can become a publicly traded and reporting vehicle on its own.

e)

Assist the Company’s Legal council in filing  appropriate SEC forms ( most likely Form 10) to enable the Company to maintain its fully reporting status.

4.  IT IS AGREED that the Consultant’s services will not include any services that    constitute the rendering of legal opinions or performance of any work that it is the ordinary purview of a registered broker/dealer.

5.

COMPENSATION: The Company agrees to compensate Consultant for its services:

(a)

 payment to the Consultant of $12,500 and;

(b)

payment to the Consultant of pre-approved expenses for the term of this Agreement.

6.

CONFIDENTIALITY: Consultant will not disclose to any other person, firm or corporation, nor use for his own benefit, during or after the term of this Consulting Agreement, any trade secrets or other information designated as confidential by the Company which is acquired by Consultant in the course of his performing services hereunder. ( A trade secret is information not generally known to the trade, which gives the Company an advantage over its competitors. Trade secrets can include, by way of example, products or services under development, production methods and processes, sources of supply, customer lists, marketing plans and information concerning the filing of pendency of patent applications). Any management advice rendered by Consultant pursuant to this Consulting Agreement may not be disclosed publicly in any manner without the prior written approval of Consultant.

7.

INDEMNIFICATION: The Consultant shall indemnify and hold the Company, its affiliates, control persons, officers, employees and agents harmless from and against all liabilities, where a court of competent jurisdiction has made a final determination that Consultant engaged in negligence or willful misconduct in the performance of its services hereunder which gave rise to the losses, claim, damage, liability, cost or expense sought to be recovered hereunder. The provisions of this paragraph shall survive the termination and expiration of this Consulting Agreement.

8.

TERMINATION:  The Parties agree that either Party shall have the right to terminate this Agreement without cause and without notice or payment in lieu thereof upon the giving by the Terminating Party to the Terminated Party written notice of such termination, which shall be effective immediately upon delivery of such notice. Provided however, that such termination does not relieve either party of obligations which have accrued to the other and, in the event that notice is given by the Consultant, the Consultant shall be obligated  to complete all filings required of the Company and due within 45 days of the giving of such notice.

9.  HEADINGS: The headings in this Agreement are for reference purpose only and shall not in any way affect the meaning or interpretation of this Agreement.

10. SEVERABILITY OF PROVISIONS: The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof

11. WHOLE AGREEMENT: This Agreement constitutes and contains the entire agreement and understanding between the parties and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether oral or written, express or implied, statutory or otherwise between the parties or any of them with respect to the subject matter hereof. This Agreement may not be changed orally but only by an agreement in writing, signed by the party against which enforcement, waiver, change, modification or discharge is sought.

12.  NOTICES: All notices to be given hereunder shall be in writing and sent by fax or registered and certified mail, postage prepaid to the following addresses., sent to the appropriate Party as set out below (or to such other address or addresses as either Party may, in writing, notify the other of), provided however, that notices given by fax transmissions shall be deemed to have been given at the time and on the dated disclosed by the corresponding fax transmission confirmation sheet and, if given by Registered Mail, shall be deemed to have been given five (5) clear days after mailing:

If to the Company

WANNIGAN CAPITAL CORP,

ATTN: KEVIN M. MURPHY

AS CHIEF EXECUTIVE OFFICER

1174 MANITOU DR NW

FOX ISLAND, WASH 98333

If to Client:

ALDAR GROUP, INC

600 – 625 Howe St.,

Vancouver, B.C.   V6C 2T6

13.  LAW: This agreement is governed and construed under the laws of the state of   Nevada.

14.

MISCELLANEOUS:

(a)

All final decisions with respect to consultation, advice and services rendered by Consultant to the Company shall rest exclusively with the Company;

(b)

This Agreement contains the entire agreement of the parties hereto and there are no representations or warranties other than those contained herein.  Neither party may modify this Agreement unless the same is in writing and duly executed by both parties hereto;

(c)

In the event this Agreement or performance hereunder contravene public policy or constitute a material violation of any law or regulation of any federal or state government agency, or either party becomes insolvent or is adjudicated bankrupt or seeks the protection of any provision of the National Bankruptcy Act, or either party is enjoined, or consents to any order relating to any violation of any state or federal securities law, then this Agreement shall be deemed terminated, and null and void upon such termination; neither party shall be obligated hereunder and neither party shall have any further liability to the other;

(d)

Any controversy or claim arising out of or related to this Agreement shall be litigated in the Courts of the State of Nevada and the law applicable to any such dispute shall be the law of the State of Nevada.

(e)

The Consultant acknowledges that he has been advised by the Company to obtain independent legal advice with respect to this Agreement, that he has either obtained such advice or has waived his right to such..

(f)

This Agreement may be signed in counterpart.

.

IN WITNESS WHEREOF,  the parties hereto have hereunder signed their names as hereinafter set forth.

By:________________________

By: ALDAR GROUP, INC

  _________________________________

     Kevin M. Murphy/ CEO-President                        Jake Bottay / President

     Wannigan Capital Corp.

      ( a Colorado Corporation)

     ________________________

    ____________________________

     (Date)                                                        (Date)